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                                                                     EXHIBIT 4.2

               SECOND AMENDED AND RESTATED STOCKHOLDERS AGREEMENT

          SECOND AMENDED AND RESTATED STOCKHOLDERS AGREEMENT, dated as of February 13, 2004 (the "Agreement"), by and among NATIONAL FINANCIAL PARTNERS CORP., a Delaware corporation ("NFP" or the "Company"), APOLLO INVESTMENT FUND IV, LP, a Delaware limited partnership ("Apollo"), and each of the stockholders of NFP set forth on the signature page hereto (together with Apollo, the "Stockholders"). Certain other Persons (as defined below) having employment and other business relationships with NFP and its Affiliates (as defined below) may be issued shares of common stock, par value $0.10 per share (the "Common Stock") of NFP (or other equity securities of NFP) or securities convertible into or exchangeable for Common Stock (or other equity securities of NFP) and, if so issued, NFP, without the consent of any other party hereto, (i) may amend this Agreement to allow any such Person, if NFP so chooses, to become an additional Stockholder hereunder, subject to such Person (as used herein, "Person" shall mean an individual, corporation, partnership, joint venture, trust, unincorporated organization, government (or any department or agency thereof) or other entity) becoming a signatory to this Agreement or (ii) may require such Person to become a party to one or more other stockholders agreements to be entered into among NFP, such Person and such other stockholders as may become party thereto in accordance with the terms of any such agreement or agreements. Only the parties signatory hereto are subject to the terms hereof and no stockholder of NFP not signatory hereto shall be subject to the terms hereof.

                                    RECITALS

          WHEREAS, each Stockholder acquired the shares of Common Stock to which this Agreement relates from NFP as consideration (including any contingent consideration received by such Stockholder at any time) in connection with the acquisition of a business with which such Stockholder was affiliated or associated, or as compensation or awards in connection with an employment relationship or other affiliation with NFP, or as a permitted transferee of a Person acquiring Common Stock in such a fashion, or, in the case of Apollo, through equity investments in the Company prior to the date hereof (such shares of Common Stock sometimes being collectively referred to herein as the "Covered Shares");

          WHEREAS, NFP and its other then existing stockholders entered into a stockholders agreement, dated as of October 27, 1998 and amended and restated as of May 14, 2003 (the "Original Stockholders Agreement") relating to the sale, assignment, transfer, encumbrance or other disposition of the Covered Shares, and for certain rights (including, without limitation, registration rights) and obligations (including, without limitation, certain transfer restrictions intended to provide for the maintenance of an orderly market for the Common Stock and alignment of the interests of NFP with those of stockholders who are affiliated with NFP);

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          WHEREAS, NFP, desiring to strengthen and enhance its corporate governance practices, has proposed certain further amendments to the Original Stockholders Agreement;

          WHEREAS, Section 4.7 of the Original Stockholders Agreement permits amendment thereof by a written instrument signed by NFP, by Apollo and by Stockholders holding a majority of the outstanding shares of Common Stock held by all Stockholders at the time of such amendment;

          WHEREAS, NFP, Apollo and the other Stockholders listed on the signature page hereto by this Agreement, amend and restate each and every term and provision of the Original Stockholders Agreement.

          NOW, THEREFORE, in consideration of the premises and of the terms and conditions contained herein, the parties hereto agree as follows:

                                    ARTICLE I

                                     VOTING

          Section 1.1 No Voting or Conflicting Agreements

          No Stockholder shall grant any proxy or enter into or agree to be bound by any voting trust with respect to the Covered Shares nor shall any Stockholder enter into any stockholder agreements or arrangements of any kind with any Person with respect to the Covered Shares inconsistent with the provisions of this Agreement (whether or not such agreements and arrangements are with other Stockholders or holders of Common Stock that are not parties to this Agreement). The foregoing prohibition includes, but is not limited to, agreements or arrangements with respect to the acquisition, disposition or voting of shares of Covered Shares inconsistent with the provisions of this Agreement. No Stockholder shall act, for any reason, as a member of a group or in concert with any other Persons in connection with the acquisition, disposition or voting of shares of Covered Shares in any manner which is inconsistent with the provisions of this Agreement.

                                   ARTICLE II

                       RESTRICTIONS ON TRANSFERS OF STOCK

     Each Stockholder hereby severally and not jointly covenants and agrees with NFP as follows:

          Section 2.1 General Prohibition on Transfers

          (a) Prohibition on Transfers Generally. Such Stockholder shall not, at any time, directly or indirectly, sell, assign, contract to sell, pledge, hypothecate, grant an option to purchase, encumber or otherwise transfer (including by engaging in any hedging, short sale or other transaction which is designed to or which reasonably could

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be expected to lead to or result in a sale or disposition of any Covered Shares by such Stockholder even if such shares would be disposed of by someone other than such Stockholder) any Covered Shares, other than to NFP or Affiliates of NFP (any such transaction, whether or not for consideration, being referred to hereinafter as a "Transfer" and all Persons to whom a Transfer is made, regardless of the method of Transfer, shall be referred to collectively as "Transferees" and individually as a "Transferee"), unless such Transfer is made in accordance with Section 2.3, 2.5 and 2.8 and Article III, as applicable. For the purposes of this Agreement, "Affiliate" of a Person shall mean Persons controlled by, controlling or under common control with such Person.

          (b) Recordation. NFP shall not record upon its books, and shall cause any transfer agent appointed by NFP not to permit, any Transfer of Covered Shares held or owned by any of the Stockholders or any other Person to any other Person except Transfers in accordance with this Agreement.

          (c) Obligations of Transferees. No Transfer of Covered Shares by a Stockholder pursuant to clauses (A) and (B) of Section 2.3.1 shall be effective unless (x) the Transferee (including a Permitted Transferee (as defined below) pursuant to Section 2.3) shall have executed an appropriate document in form and substance satisfactory to NFP in its reasonable judgment confirming that (i) the Transferee takes such shares subject to all the terms and conditions of this Agreement to the same extent as its transferor was bound by and entitled to the benefits of such provisions (except as specifically provided herein), (ii) the Transferee agrees to comply with the obligations of a "Stockholder" under
Section 3.7 to the same extent as its transferor was bound by and entitled to the benefits of such provisions (except as specifically provided therein) and
(iii) any certificates representing shares shall bear legends, substantially in the form required by Section 2.7, and (y) such document shall have been delivered to and approved by NFP prior to such Transferee's acquisition of shares of Common Stock that were, prior to such acquisition, Covered Shares.

          Section 2.2   Compliance with Securities Laws

          Such Stockholder shall not Transfer any Covered Shares, unless (a) the Transfer is pursuant to an effective registration statement under the Securities Act of 1933, as amended (the "Securities Act"), and in compliance with any other applicable federal securities laws and state securities or "blue sky" laws or
(b) such Stockholder shall have furnished NFP at its request with an opinion of counsel, which opinion and counsel shall be satisfactory to NFP in its reasonable judgment, to the effect that no such registration is required because of the availability of an exemption from registration under the Securities Act and under any applicable state securities or "blue sky" laws and that the Transfer otherwise complies with this Agreement and any other applicable federal securities laws and state securities or "blue sky" laws.

          Section 2.3   Permitted Transfers

          Section 2.3.1 Stockholders. The restrictions contained in Sections 2.1(a) with respect to Transfers by such Stockholder of Covered Shares shall not apply

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(A) if such Stockholder is an individual, to any Transfer: (i) to or among such
Stockholder's spouse, children, grandchildren or other living descendants, or to a trust or family partnership of which there are no principal (i.e., corpus) beneficiaries or partners other than the grantor or one or more of such Stockholder, spouse or described relatives and, provided, in the case of a trust, that the existing beneficiaries and/or trustee(s) and/or grantor(s) of such trust have the power to act with respect to the trust's assets without court approval and, in the case of a family partnership, that the partners thereof have the power to act with respect to the partnership's assets without court approval and the partnership is not permitted to (x) distribute assets to Persons who are not among the relatives listed above or (y) have partners who are not among the relatives listed above; (ii) to a legal or personal representative of such Stockholder in the event of the death or Disability of such Stockholder; and (iii) pursuant to a qualified domestic relations order; or
(B) to any Transfer by such Stockholder of such Stockholder's Covered Shares to a management company or manager of a subsidiary of NFP, to any Affiliate thereof, to any Principal (as such term is defined in the management agreement between such Stockholder and NFP) or other employee of such a management company or to any Principal that is a party to the management agreement between such Stockholder and NFP, if applicable, or, with the prior written approval of NFP, to another Principal in connection with succession planning (or the financing thereof) by the transferor Stockholder with respect to the management of one of NFP's operating subsidiaries. Notwithstanding the foregoing, no Transfer may be effected pursuant to this Section 2.3.1 unless NFP is satisfied, in its sole discretion, either that the proposed Transferee is an "Accredited Investor" (as defined in Rule 501 promulgated under the Securities Act) or that such other conditions as NFP may deem appropriate are satisfied. As used in this Agreement, "Disability" means that the Stockholder is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to be long-continued and of indefinite duration.

          Section 2.3.2 Permitted Transfers. Transfers permitted pursuant to clauses (A) and (B) of Section 2.3.1 or under Section 2.8(i) are referred to herein as "Permitted Transfers". Transferees to whom a Permitted Transfer may be effected are referred to herein as "Permitted Transferees." Any such Permitted Transfers shall be subject to the terms of this Agreement, including, without limitation, compliance with Section 2.1(c).

          Section 2.3.3 Transfer by Permitted Transferees. The restrictions contained in Sections 2.1(a) of this Agreement with respect to Transfers by such Stockholder of Covered Shares shall not apply to any Transfer by a Permitted Transferee of a Stockholder to such Stockholder or to another Permitted Transferee of such Stockholder, and any such Transferee shall also be a "Permitted Transferee," subject to the provisions of Section 2.3.2.

          Section 2.4   [RESERVED]

          Section 2.5   Tag-Along Rights

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          Section 2.5.1 Tag-Along Buyer. In the event that Apollo proposes to sell any shares of Common Stock owned by it (the "Apollo Shares") in one transaction or a series of related transactions (a "Covered Transaction") such that following such sale more than 10% of the then outstanding shares of Common Stock will have been sold to one holder or group of related holders, then Apollo shall first give written notice (the "Tag-Along Notice") to each Stockholder, stating that Apollo desires to make such sale, referring to Section 2.5, specifying the number of shares of Common Stock proposed to be sold and specifying the per share price (the "Tag-Along Price"), and the material terms pursuant to which such sale is proposed to be made (together with the Tag-Along Price, the "Tag-Along Terms"). Notwithstanding the foregoing, the provisions of this Section 2.5 shall not apply to (i) a transfer by Apollo to any Affiliate of Apollo that agrees to be bound by the terms of this Agreement or (ii) a transfer of Common Stock pursuant to a registration statement filed with the Securities and Exchange Commission (the "SEC").

          Section 2.5.2 Exercise of Tag-Along Option.

          (a) Option. Upon receipt of the Tag-Along Notice, each Stockholder shall have the option for 30 days following receipt of the Tag-Along Notice to participate in the Covered Transaction with respect to a number of Covered Shares (the "Tag-Along Shares") held by it equal to the product of (1) the quotient of (A) the aggregate number of shares of Common Stock to be sold by Apollo in the Covered Transaction divided by (B) the aggregate number of shares of Common Stock then owned by Apollo times (2) the number of Covered Shares then owned by such Stockholder, for the same Tag-Along Price and otherwise on the same Tag-Along Terms; provided, that in the event that the consideration for the Common Stock consists in whole or in part of securities, then no Stockholder or any other Person shall be entitled to any rights under this Section 2.5 unless NFP is satisfied, in its sole discretion, that such Stockholder or other Person is an "Accredited Investor" (as defined in Rule 501 promulgated under the Securities Act).

          (b) Failure to Exercise Option. If the Tag-Along Notice shall be duly given and if a Stockholder shall not exercise its option to sell Covered Shares in the Covered Transaction, then Apollo shall be free, for a period of 120 days from the 30th day following the giving of the Tag-Along Notice, to sell the Apollo Shares (together with any Tag-Along Shares) to any Proposed Transferee, as long as all of the Apollo Shares are sold at a price equal to or greater than 95% of the Tag-Along Price and on all other material terms not more favorable, in the aggregate, to the Proposed Transferee than the Tag-Along Terms.

          (c) Sale Agreement. Each Stockholder electing to sell Tag-Along Shares (a "Tag-Along Seller") agrees to cooperate in consummating such a sale, including, without limitation, by becoming a party to the sales agreement and all other appropriate related agreements, delivering at the consummation of such sale, stock certificates and other instruments for such Covered Shares duly endorsed for transfer, free and clear of all liens and encumbrances, and voting or consenting in favor of such transaction (to the extent a vote or consent is required) and taking any other necessary or appropriate action in furtherance thereof, including the execution and delivery of any other appropriate agreements, certificates, instruments and other documents. The

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foregoing notwithstanding, in connection with such sale, a Tag-Along Seller shall not be required to make any representations and warranties with respect to NFP or NFP's business or with respect to any other seller. In addition, each Tag-Along Seller shall be severally responsible for its proportionate share of the expenses of sale incurred by the sellers in connection with such sale and the obligations and liabilities incurred by the sellers in connection with such sale. Such obligations and liabilities shall include (to the extent such obligations are incurred) obligations and liabilities for indemnification (including, without limitation, for (x) breaches of representations and warranties made in connection with such sale by NFP or any other seller with respect to NFP or NFP's business, (y) breaches of covenants and (z) other matters), and shall also include amounts paid into escrow or subject to holdbacks, and amounts subject to post-closing purchase price adjustments. The foregoing notwithstanding, (1) without the written consent of a Tag-Along Seller, the amount of such obligations and liabilities for which such Tag-Along Seller shall be responsible shall not exceed the gross proceeds received by such Tag-Along Seller in such sale and (2) a Tag-Along Seller shall not be responsible for the fraud of any other seller or for any indemnification obligations and liabilities for breaches of representations and warranties made by any other seller with respect to Apollo's or such other seller's (i) ownership of and title to shares of capital stock of NFP, (ii) organization,
(iii) authority and (iv) conflicts and consents.

          (d) Proposed Transferee. "Proposed Transferee" means a Person or group (as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")), other than any Stockholders or their Affiliates (whether any such Affiliate is such prior to or upon consummation of such Transfer), to whom Common Stock is proposed to be Transferred pursuant to the terms of this Section 2.5.

          (e) No Liability. Notwithstanding any other provision contained in this Section 2.5, there shall be no liability on the part of NFP or Apollo in the event that the sale pursuant to this Section 2.5 is not consummated for any reason whatsoever. The decision whether to effect a sale pursuant to this
Section 2.5 shall be in the sole and absolute discretion of Apollo.

          Section 2.6   [RESERVED]

          Section 2.7   Restrictions on Transfers of Stock

          Section 2.7.1 Legends. Any stock certificates for Covered Shares or any book-entry statement representing Covered Shares that are uncertificated, whether outstanding on the date hereof or acquired prior to the date when the applicable restrictions are terminated pursuant to Section 2.7.3, subject to the provisions of this Agreement, shall bear endorsements or legends reading substantially as follows:

          (a) The securities [represented by this certificate][to which this statement relates] have not been registered under the Securities Act, or under the securities laws of any state and may not be transferred, sold or otherwise disposed of except while such a registration is in effect or pursuant to an exemption from registration under said Act and applicable state securities laws.

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          (b)  The securities [represented by this certificate][to which this statement relates] are subject to the terms and conditions set forth in a Second Amended and Restated Stockholders Agreement, dated as of January [_], 2004, copies of which may be obtained from the issuer or from the holder of this security. No transfer of such securities will be made by the issuer or any transfer agent appointed by the issuer unless accompanied by evidence of compliance with the terms of such agreement.

          Section 2.7.2 Copy of Agreement. A copy of this Agreement shall be filed with the corporate secretary of NFP and kept with the records of NFP and shall be made available for inspection by any Stockholder of NFP at the principal executive offices of NFP.

          Section 2.7.3 Termination of Restrictions. The restriction referred to in the endorsement required pursuant to Section 2.7.1(a) shall cease and terminate as to any particular Covered Shares (a) when, in the opinion of counsel for NFP, such restriction is no longer required in order to assure compliance with the Securities Act or (b) when such shares shall have been effectively registered under the Securities Act. NFP or NFP's counsel, at their election, may request from such Stockholder a certificate or an opinion of such Stockholder's counsel with respect to any relevant matters in connection with any Transfer or the removal of the endorsement set forth in Section 2.7.1(a) from such Stockholder's stock certificates, any such certificate or opinion of counsel to be reasonably satisfactory to NFP and its counsel. The restrictions referred to in Section 2.7.1(b) shall cease and terminate as to any particular Covered Shares when, in the opinion of counsel for NFP, the provisions of this Agreement are no longer applicable to such shares or this Agreement shall have terminated in accordance with its terms. Any other restrictions referred to in any other legends required pursuant to Section 2.7.1 shall cease and terminate when, in the reasonable opinion of counsel for NFP, such restrictions are no longer applicable. Whenever such restrictions shall cease and terminate as to any Covered Shares, if such Stockholder holds any such shares then such Stockholder shall be entitled to receive from NFP, without expense (other than applicable transfer taxes, if any, if such unlegended shares are being delivered and transferred to any Person other than the registered holder thereof), new certificates for a like number of shares of Common Stock not bearing the relevant legend(s) set forth or referred to in Section 2.7.1.

          Section 2.8   Prohibitions on Transfer.

          (a) Notwithstanding any other provision of this Agreement, and in addition to any restrictions imposed by law, including, without limitation,
Section 10(b) of the Exchange Act and Rule 10b-5 thereunder, and except as permitted by Sections 2.3.1 and 2.5, such Stockholder shall not Transfer, including in accordance with Rule 144 under the Securities Act, any Covered Shares owned by such Stockholder, except that, at such Stockholder's election (and after having given effect to the fact that, if such Stockholder was party to the Original Stockholders Agreement as of September 17, 2003, the date of the initial public offering of the Common Stock (the "IPO"), then such Stockholder was entitled, pursuant thereto, to Transfer up to 20% of the Applicable Total Shares of such Stockholder in the IPO, plus any shares the underwriters of the IPO

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elected to purchase as part of the over allotment option granted to them by the stockholders of NFP):

          (i) during the period from and including March 15, 2004 through and including December 17, 2004, in connection with an underwritten offering of Common Stock by NFP, such Stockholder may Transfer the aggregate of any Holdover Amount plus up to 20% of the Applicable Total Shares of such Stockholder;

          (ii) if, during the period described in clause (i), NFP does not consummate an underwritten public offering, during the period from and including December 18, 2004 through and including September 16, 2005, subject to the provisions of any lockup agreement entered into from time to time in accordance with Section 3.7 hereof, each Stockholder may Transfer the aggregate of any Holdover Amount plus up to 20% of the Applicable Total Shares of such Stockholder; and

          (iii) in each period specified in the table set forth below (each such period, together with the periods referred to in clauses (i) and (ii) above, a "Transfer Period"), subject to the provisions of any lockup agreement entered into from time to time in accordance with Section 3.7 hereof, such Stockholder may Transfer the aggregate of any Holdover Amount plus the percentage of the Applicable Total Shares of such Stockholder specified in the table set forth below for such Transfer Period.

--------------------------------------------------------------------------------
Transfer Period                                 % of Applicable Total Shares
--------------------------------------------------------------------------------
Sept. 17, 2005 to Sept. 16, 2006                20%
--------------------------------------------------------------------------------
Sept. 17, 2006 to Sept. 16, 2008                20%
--------------------------------------------------------------------------------
After Sept. 16, 2008                            Any remaining shares
--------------------------------------------------------------------------------

          (iv) In any underwritten offering of Common Stock by NFP, participation in any such offering by such Stockholder is subject to cutback in accordance with Section 3.3.2 and the other provisions of this Agreement, including, without limitation, Section 3.8.

          (b) As used in this Section, the following phrases shall have the following meanings:

          As of the Cut-Off Date, "Applicable Total Shares" means, the sum of
(i) all Covered Shares owned of record by such Stockholder as of the Cut-Off Date and (ii) all Covered Shares issuable to such Stockholder upon the exercise of stock options held by such Stockholder that are exercisable as of the Cut-Off Date.

          As of any date after the Cut-Off Date, "Applicable Total Shares"
means:
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          (A) the amount calculated with respect to such Stockholder as of the
              Cut-Off Date;

          (B) plus, the sum of (i) all Covered Shares acquired by such Stockholder after the Cut-Off Date and at least ten business days before the first day of the applicable Transfer Period and (ii) all Covered Shares issuable to such Stockholder upon the exercise of options held by such Stockholder that became exercisable after the Cut-Off Date and on or prior to the first day of the applicable Transfer Period;

          (C) less, the number of Covered Shares that have been Transferred by such Stockholder, on or after the Cut-Off Date and at least ten business days before the first day of the applicable Transfer Period, to a Permitted Transferee in accordance with Section 2.3.1 hereof.

          "Cut-Off Date" means September 17, 2003.


          "Holdover Amount" means, as of any date, the aggregate of any Covered Shares that such Stockholder was permitted to Transfer either (i) in the IPO, if such Person was a Stockholder at the Cut-Off Date, in accordance with the provisions of the Original Stockholders Agreement as in effect at such time or
(ii) in any completed Transfer Period, if such Person was a Stockholder at such time, and that in either such case were not so Transferred, including shares not so Transferred by reason of a prior cutback in accordance with Section 3.3.2.

          Notwithstanding anything to the contrary contained herein:

              (i) if at any time after the Cut-Off Date a Stockholder transfers 100% of the Covered Shares held by it to a Stockholder as a Permitted Transferee pursuant to Section 2.3.1 of this Agreement, then, solely for the purpose of calculating the "Applicable Total Shares" and "Holdover Amount" relating to such transferred Covered Shares, each reference to "such Stockholder" contained in the foregoing definitions of "Applicable Total Shares" and "Holdover Amount" shall be deemed to be a reference to the transferring Stockholder and such calculations shall be made without giving effect to such transfer.

              (ii) if at any time after the Cut-Off Date such Stockholder transfers 100% of the Covered Shares held by it at such time to a Permitted Transferee pursuant to Section 2.3.1 of this Agreement, then from and after such time (x) for the purpose of calculating "Applicable Total Shares", the amount calculated with respect to such Stockholder as of the Cut-Off Date shall be deemed to be zero and (y) such Stockholder's Holdover Amount as of such time shall be deemed to be zero.

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              (iii) if at any time after the Cut-Off Date a Stockholder
      transfers fewer than 100% of the Covered Shares held by it to such Stockholder as a Permitted Transferee pursuant to Section 2.3.1 of this Agreement and if, in connection with such transfer, both Stockholders and NFP shall have agreed in writing to calculate the "Applicable Total Shares" and the "Holdover Amount" relating to the Covered Shares held by each such Stockholder in a manner other than as provided herein, then the "Applicable Total Shares" and the "Holdover Amount" relating to such transferred Covered Shares held by each such Stockholder shall be calculated as provided in such written agreement; provided, however, that under no circumstances shall such writing be deemed to cause either the aggregate "Applicable Total Shares" or the aggregate "Holdover Amount" relating to the Covered Shares held by both Stockholders to be greater than would obtain in the absence of such written agreement.

          (c) Notwithstanding anything to the contrary contained herein, "Covered Shares" shall not be deemed to include shares of Common Stock (i) that were purchased by such Stockholder from NFP in an underwritten public offering;
(ii) that were purchased by such Stockholder in the open market after September 17, 2003; or (iii) that are subject to a vesting schedule or a lock-up or other similar restrictions on transfer as set forth either in a separate agreement or arrangement between such Stockholder and NFP or in a Company compensation, benefit or award plan or policy.

          (d) Notwithstanding any other provisions of this Agreement, if such Stockholder is an individual, then upon the death of such Stockholder and the subsequent determination by the Board of Directors that the provisions of this
Article II may result in undue hardship including, without limitation, because of an obligation to pay estate taxes, the Board of Directors may authorize the estate or legal representative of such Stockholder to Transfer some or all of the Covered Shares owned by such Stockholder subject to such terms and conditions as are determined by the Board of Directors.

          (e) At any time after March 15, 2004, the Board of Directors may, in its sole discretion, modify the provisions of this Section to (i) increase the percentage of Applicable Total Shares that may be sold by such Stockholder in any transfer period or (ii) decrease the period of time that Covered Shares will remain subject to the provisions of this Section.

          (f) Notwithstanding any other provisions of this Agreement, the Board of Directors, in its sole discretion, may waive the provisions of this Section in connection with any business combination, restructuring, recapitalization or other extraordinary transaction that has been approved by a majority of the Board of Directors.

          (g) Notwithstanding any other provisions of this Section, after March 15, 2004, such Stockholder may enter into a bona fide pledge with a commercial bank or other lending institution with respect to any Holdover Amount, provided that such Stockholder has provided NFP with written notice not less than three business days prior to consummation of such pledge.

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          (h) The provisions of this Section 2.8 shall no longer apply to such
Stockholder if the Common Stock is no longer listed on a national securities exchange or quoted on Nasdaq (as defined below).

          (i) In connection with a Transfer that is otherwise permitted under this Section 2.8, such Stockholder may enter into an agreement with a "charitable organization," as defined under Section 501(c)(3) of the Internal Revenue Code, pursuant to which, immediately prior to such Transfer, such Stockholder may Transfer by gift to such charitable organization a percentage of the Applicable Total Shares such Stockholder is otherwise eligible to Transfer in the relevant Transfer Period. Such charitable organization shall be permitted to sell all such shares of Common Stock received by it simultaneous with such Transfer; in each case subject to the following conditions: (i) such Stockholder may make only one such gift in each Transfer Period and in each case such gift must be to a single charitable organization, unless NFP elects to permit all Stockholders to make gifts to more than one charitable organization; (ii) NFP shall notify such Stockholder of the maximum percentage of Applicable Total Shares such Stockholder may Transfer by gift to a charitable organization in each Transfer Period at least 30 days prior to the commencement of such Transfer Period and such Stockholder may not gift any shares in accordance with this
Section 2.8(i) in such Transfer Period in excess of such percentage; (iii) the Stockholder must inform NFP in writing of its intended gift to a charitable organization not less than 30 days (or with such other lesser notice as shall be permitted by NFP as specified in writing by NFP) prior to the Permitted Transfer; and (iv) NFP has the right to receive prior to the date of the Permitted Transfer such documentation from the charitable organization and/or the Stockholder as NFP, in its sole discretion, deems appropriate in connection with any such gift, including evidence substantiating the charitable organization's status. NFP may, in its sole discretion and from time to time, suspend this Section 2.8(i).

                                   ARTICLE II

                               REGISTRATION RIGHTS

          Section 3.1 Certain Definitions

          (a) "Register," "registered," and "registration" refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the Securities Act, and the automatic effectiveness or the declaration or ordering of effectiveness of such registration statement or document.

          (b) "Registrable Securities" shall mean the shares of Common Stock; provided, however, that any shares of Common Stock that are sold to the public pursuant to a registered public offering or pursuant to Rule 144 under the Securities Act or another exemption from the registration requirements of the Securities Act pursuant to which the shares of Common Stock are thereafter freely tradeable without restriction under the Securities Act, or that cease to be outstanding, shall cease to be Registrable Securities; provided further, however, that any Registrable Securities acquired by any Stockholder or Affiliate thereof from another Stockholder or

Affiliate thereof shall continue to be Registrable Securities.

          (c) "Includable Registrable Securities" shall mean the maximum number of Registrable Securities that may be Transferred by a particular Stockholder as of the applicable date of determination in accordance with Section 2.8.

          Section 2.2 [RESERVED]

          Section 3.3 Piggyback Registration

          Section 3.3.1 Registration Rights. If NFP proposes to register for sale by NFP any shares of Common Stock or any Apollo Shares (including any shares owned by an affiliate to which the Apollo Shares may have been transferred) under the Securities Act in connection with the public offering of such securities solely for cash (other than any registration of public sales or distributions of securities issued pursuant to a registration statement on Form S-8 or S-4 or any similar form), NFP shall, at each such time, promptly give written notice of such registration to each Stockholder that holds Registrable Securities. Upon the written request of any Stockholder given within the time period specified by the Board of Directors (which period shall be not more than 10 days and not less than 5 days) after mailing of such notice by NFP, NFP shall, subject to the provisions of Section 3.8, use its reasonable efforts to include or, in the case of an underwritten offering, cause the underwriter or underwriters to include, in the offering, on the same terms and conditions as the securities of NFP included in such offering, all of the Includable Registrable Securities that each such Stockholder has requested to be registered, provided, however, that if, at any time after giving written notice of its intention to register any shares and prior to the effective date of the registration statement filed in connection with such registration, NFP shall determine for any reason not to register or to delay registration of such shares, NFP may, at its election, give written notice of such determination to each Stockholder who has requested registration pursuant to this Section 3.3 and, thereupon, (x) in the case of a determination not to register, NFP shall be relieved of its obligation to register any Registrable Securities in connection with such registration and of all liability in connection therewith (other than liability under Section 3.9 and expenses contemplated by Section 3.6) and (y) in the case of a determination to delay such registration, NFP shall be permitted to delay registration of any Registrable Securities requested to be included in such registration statement for the same period as the delay in registering such other shares. In the case of any registration of Registrable Securities in an underwritten offering pursuant to this Section 3.3, all Stockholders proposing to distribute their shares pursuant to this Section 3.3 shall, at the request of NFP, enter into an agreement in customary form with the underwriter or underwriters selected by NFP.

          Section 2.3.2 Cutback. If applicable, notwithstanding any other provision of this Section 3.3, if, in the case of a registration pursuant to
Section 3.3.1 relating to an underwritten offering, the underwriter advises NFP that marketing factors require a limitation of the number of shares to be underwritten, then NFP shall so advise all Stockholders holding Includable Registrable Securities which would otherwise be included pursuant to this Section 3.3, and the number of shares of Includable Registrable Securities that may be included in the underwriting shall be allocated pro rata among all Stockholders participating in such registration based on the number of shares of Includable Registrable Securities the participating Stockholders have requested to be included in such registration. All shares initially proposed to be sold by NFP (prior to the exercise of any rights under this Section 3.3) shall be included in any registration pursuant to this Section 3.3 before any Registrable Securities of Stockholders are included.

          Section 3.4 Obligations of NFP. Whenever required under Section 3.3 to effect the registration of any Registrable Securities on behalf of any Stockholder, NFP shall, as expeditiously as reasonably possible: prepare and file with the SEC a registration statement (on a form selected by NFP for which NFP is eligible) with respect to such Registrable Securities and use its reasonable efforts to cause such registration statement to become effective; and, upon the request of the Stockholders of a majority of the Registrable Securities registered thereunder, keep such registration statement effective for up to 90 days in the case of an underwritten offering, or 120 days in any other case, unless the distribution of the securities registered thereunder has been earlier completed; and shall:

          (a) prepare and file with the SEC as expeditiously as is reasonably practicable such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement and any documents incorporated therein by reference or by filing any other requested document, and use its reasonable efforts to cause each such amendment to become effective, as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement;

          (b) furnish to each Stockholder selling Registrable Securities and each underwriter, if any, of such shares such reasonable number of copies of the registration statement and of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, including, in each case, all supplements, amendments and exhibits thereto, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them, and NFP hereby consents to the use of any such prospectus by the selling Stockholders and the underwriter, if any, in connection with any offer and sale covered thereby;

          (c) use its reasonable efforts to register or qualify the securities covered by such registration statement under the securities or blue sky laws of such jurisdictions as shall be reasonably requested by the selling Stockholders (in light of the intended plan of distribution of such selling Stockholders) or any managing underwriters, and do any and all other acts and things which may be reasonably necessary or desirable to consummate the disposition of the securities in such jurisdictions; provided, that NFP shall not be required (i) to register or qualify the Registrable Securities in any jurisdiction if such registration or qualification in such jurisdiction would subject NFP to unreasonable burden or expense or would unreasonably delay the commencement of an underwritten offering or (ii) in connection therewith or as a condition thereto, to qualify to do business, subject itself to taxation in respect of doing business or file a general consent to service of process or register as a broker or dealer in any such states or jurisdictions where it has not otherwise done so;

          (d) in the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering. Each Stockholder participating in such underwriting shall also enter into and perform its obligations under such an agreement, including, without limitation, furnishing any opinion of counsel (in form and substance as is customarily given by counsel to selling stockholders and addressed to the underwriters, NFP and the Stockholders requesting registration of Registrable Securities) and entering into a reasonable and customary lockup agreement pursuant to Section 3.7 reasonably requested by the managing underwriter;

          (e) promptly notify each Stockholder that holds Registrable Securities covered by such registration statement, (i) when such registration statement or any posteffective amendment or supplement thereto becomes effective, (ii) of the issuance by the SEC or any state securities authority of any stop order, injunction or other order or requirement suspending the effectiveness of such registration statement (and take all reasonable action to prevent the entry of such stop order or to remove it if entered, or the initiation of any proceedings for that purpose) or (iii) of the happening of any event as a result of which the registration statement, as then in effect, the prospectus related thereto or any document included therein by reference includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing and promptly file such amendments and supplements which may be required on account of such event and use its reasonable efforts to cause each such amendment and supplement to become effective;

          (f) promptly furnish counsel for each underwriter, if any, and for the selling Stockholders of Registrable Securities copies of any written request by the SEC or any state securities authority for amendments or supplements to a registration statement and prospectus or for additional information;

          (g) use reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of a registration statement at the earliest possible time;

          (h) cooperate with the selling Stockholders of Registrable Securities and the underwriter, if any, to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold and not bearing any restrictive legends; and enable such Registrable Securities to be in such denominations (consistent with the provisions of the governing documents thereof) and registered in such names as the selling Stockholders or the underwriter, if any, may reasonably request at least five business days prior to any sale of Registrable Securities;

          (i) make available for inspection by any underwriters participating in any disposition pursuant hereto and any counsel or accountant retained by such underwriters, all relevant financial and other records, pertinent corporate documents and properties of NFP and cause the respective officers, directors and employees of NFP to supply all information reasonably requested by any such representative, underwriter, counsel or accountant in connection with a registration pursuant hereto; provided, however, that, with respect to records, documents or information which NFP determines, in good faith, to be confidential and as to which NFP notifies such underwriters, counsel or accountants in writing of such confidentiality, such underwriters, counsel or accountants shall not disclose such records, documents or information unless (i) the release of such records, documents or information is ordered pursuant to a subpoena or other order from a court of competent jurisdiction, (ii) such records, documents or information have previously been generally made available to the public or
(iii) the disclosure of such records, documents or information is necessary, in the written opinion of outside legal counsel, to avoid or correct a material misstatement or omission in the registration statement and then only after reasonable request has been made to NFP to make such disclosure and NFP has denied such request;

          (j) within a reasonable time prior to the filing of any registration statement, any related prospectus, any amendment to such a registration statement or amendment or supplement to such a prospectus, provide copies of such document to the selling Stockholders who hold Registrable Securities and their counsel and to the underwriter or underwriters, if any; make such reasonable changes in any such document prior to or after the filing thereof as the counsel to the Stockholders or the underwriter may request; and make available for discussion of such document such of the representatives of NFP as shall be reasonably requested by the Stockholders who hold Registrable Securities being registered or by any underwriter;

          (k) within a reasonable time prior to the filing of any document which is to be incorporated by reference into a registration statement filed pursuant hereto or a related prospectus, provide copies of such document to counsel for the selling Stockholders of Registrable Securities; make such reasonable changes in such document prior to or after the filing thereof as counsel for such selling Stockholders shall request; and make available for discussion of such document such of the representatives of NFP as shall be reasonably requested by such counsel;

          (l) comply with all applicable rules and regulations of the SEC, and make generally available to its security holders, as soon as reasonably practicable after the effective date of the registration statement (and in any event within 16 months thereafter), an earnings statement (which need not be audited) covering the period of at least 12 consecutive months beginning with the first day of NFP's first calendar quarter after the effective date of the registration statement, which earnings statement shall satisfy the provisions of
Section 11(a) of the Securities Act and Rule 158 thereunder;

          (m) provide a CUSIP number for all Registrable Securities, not later than the effective date of the related registration statement;

          (n) use its reasonable efforts to (i) cause all such Registrable Securities covered by such registration statement to be listed on the principal securities exchange on which similar securities issued by NFP are then listed (if any), if the listing of such Registrable Securities is then permitted under the rules of such exchange, or (ii) if no similar securities are then so listed, cause all such Registrable Securities to be listed on a national securities exchange or secure designation of all such Registrable Securities as a National Association of Securities Dealers, Inc. Automated Quotation System ("Nasdaq") "national market system security" within the meaning of Rule 11Aa2-1 of the SEC, as determined by NFP, or, failing that, secure Nasdaq authorization for such shares and, without limiting the generality of the foregoing, take all actions that may be required by NFP as the issuer of such Registrable Securities in order to facilitate the managing underwriter's arranging for the registration of at least two market makers as such with respect to such shares with the National Association of Securities Dealers, Inc. (the "NASD"); and

          (o) cooperate and assist in any filings required to be made with the NASD and in the performance of any due diligence investigation by any underwriter, if any (including any "qualified independent underwriter" that is required to be retained in accordance with the rules and regulations of the
NASD).

Each Stockholder agrees that upon receipt of any notice from NFP of the happening of any event of the kind described in clause (iii) of paragraph (e) of this Section 3.4, such Stockholder will discontinue such Stockholder's disposition of Registrable Securities pursuant to the registration statement covering such Registrable Securities until such Stockholder's receipt of the copies of the supplemented or amended prospectus contemplated by paragraph (e) of this Section 3.4 and, if so directed by NFP, will deliver to NFP (at NFP's expense) all copies, other than permanent file copies, then in such Stockholder's possession of the prospectus covering such Registrable Securities that was in effect at the time of receipt of such notice. In the event NFP shall give any such notice, the applicable 90 or 120 day period mentioned in the first paragraph of this Section 3.4 shall be extended by the number of days during such period from and including the date of the giving of such notice to and including the date when each Stockholder then selling Registrable Securities covered by such registration statement shall have received the copies of the supplemented or amended prospectus contemplated by paragraph (e) of this Section 3.4.

          Section 3.5 Furnish Information

          It shall be a condition precedent to the obligations of NFP to take any action pursuant to this Agreement with respect to a selling Stockholder that such selling Stockholder shall promptly furnish to NFP such information as shall reasonably be requested by NFP in order to effect the registration of its Registrable Securities.

          Section 3.6 Expenses of Registration

          NFP shall bear all expenses incurred in connection with each of the registrations, filings or qualifications pursuant to Section 3.3 for each Stockholder, including, without limitation, all registration, filing and listing fees, including such fees of the SEC, the NASD and other agencies; fees and expenses of compliance with federal and state securities laws (including, without limitation, reasonable fees and disbursements of counsel for the underwriters in connection with state securities qualifications of the Registrable Securities under the laws of such jurisdictions as the managing underwriters may reasonably designate); printing (including, without limitation, expenses of printing or engraving any certificates for the Registrable Securities in a form eligible for deposit with The Depository Trust Company and otherwise meeting the requirements of any securities exchange on which they are listed and of printing registration statements and prospectuses), shipping and delivery expenses; fees and disbursements of counsel for NFP (and not counsel for any selling Stockholder, except for reasonable fees and disbursements of a single counsel for the selling Stockholders as a group designated by selling Stockholders holding a majority of the Registrable Securities to be registered); fees and disbursements of all independent public accountants of NFP (including, without limitation, the expenses of any annual or special audit and "cold comfort" letters required by the managing underwriters); fees and expenses of other Persons reasonably necessary in connection with the registration, including any experts, retained by NFP; internal expenses of NFP (including, without limitation, all salaries and expenses of its employees performing legal or accounting duties); and fees and expenses incurred in connection with the listing of the Registrable Securities on each securities exchange on which the securities of the same class are then listed; provided, however, that underwriting discounts and commissions relating to the Registrable Securities shall be borne and paid ratably by the sellers of such Registrable Securities (based upon the amount of Registrable Securities to be sold by each such seller).

     Section 3.7 Lockup Agreement

     With respect to any underwritten offering of securities of NFP (whether or not a registered public offering, and whether involving a sale by NFP or by any other person), each Stockholder, regardless of whether such Stockholder participates in the applicable offering, hereby agrees that, unless it receives notice from NFP that this Section 3.7 shall not apply to such offering, such Stockholder shall not, during the 14-day period prior to, and during the 180-day period (or such shorter period as the managing underwriters have agreed with NFP or the sellers in the purchase, underwriting or similar agreement entered into in connection with such offering, as the managing underwriters have agreed as to Apollo, or as the managing underwriters may otherwise permit) (such period, the "Lock-Up Period") beginning on the date of the final prospectus or other offering document, (i) offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise transfer or dispose of (any such transaction, a "Disposition") any shares of Common Stock, or any securities convertible into, exchangeable for or that represent the right to receive shares of Common Stock, whether now owned or hereinafter acquired, owned directly by the Stockholder (including holding as a custodian) or with respect to which the Stockholder has beneficial ownership within the rules and regulations of the SEC or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of any shares of Common Stock, whether any such swap or transaction is to be settled by delivery of shares of Common Stock or other securities, in cash or otherwise, unless such Disposition is (x) made in accordance with
Section 2.3,

2.8(d), 2.8(f) or 2.8(i), as applicable or (y) made with the prior written consent of each lead managing underwriter of the relevant offering.

     The foregoing restriction is expressly agreed to preclude each Stockholder from engaging during the Lock-Up Period in any hedging or other transaction which is designed to or which reasonably could be expected to lead to or result in a Disposition of any shares of Common Stock even if such shares would be disposed of by someone other than the Stockholder. Such prohibited hedging or other transactions would include without limitation any short sale or any purchase, sale or grant of any right (including without limitation any put or call option), with respect to any shares of Common Stock or with respect to any security that includes, relates to, or derives any significant part of its value from such shares. Each Stockholder also agrees and consents to the entry during the Lock-Up Period of stop transfer instructions with NFP's transfer agent and register against the transfer of any shares of Common Stock held by such Stockholder except in compliance with the foregoing restrictions. Each Stockholder understands that NFP and each lead managing underwriter will be relying upon this Section 3.7 in proceeding toward consummation of any offering. Each Stockholder further understands that this Section 3.7 is irrevocable and shall be binding upon the Stockholder's heirs, legal representatives, successors, and assigns.

     Section 3.8 Underwriting Requirements

     In connection with any offering involving any underwriting of securities in an offering described in Section 3.3, NFP shall not be required to include any Stockholder's Registrable Securities in such underwriting unless such Stockholder accepts the terms of the underwriting as agreed upon between NFP and the underwriters, only in such quantities and on such terms as set forth in
Section 3.3.

     Section 3.9 Indemnification.

     (a) In the event of any registration of any Registrable Securities pursuant to this Article III, NFP shall indemnify and hold harmless, to the fullest extent permitted by law, the seller of any Registrable Securities covered by such registration statement, its directors, officers, fiduciaries, employees and stockholders or general and limited partners (and the directors, officers, fiduciaries, employees and stockholders or general and limited partners thereof), each other individual, partnership, joint venture, corporation, trust, unincorporated organization or government or any department or agency thereof (each, a "Person") who participates as an underwriter or a qualified independent underwriter, if any, in the offering or sale of such securities, each director, officer, fiduciary, employee and stockholder or general and limited partner of such underwriter or qualified independent underwriter, and each other Person (including any such Person's directors, officers, fiduciaries, employees and stockholders or general and limited partners), if any, who controls such seller or any such underwriter or qualified independent underwriter, within the meaning of the Securities Act, against any and all losses, claims, damages or liabilities, joint or several, actions or proceedings (whether commenced or threatened) in respect thereof ("Claims") and expenses (including reasonable fees and expenses of counsel and any amounts paid in any settlement effected with NFP's consent, which consent shall not be unreasonably withheld or delayed) to which each such indemnified party may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such Claims or expenses arise out of or are based upon any of the following actual or alleged statements, omissions or violations (each, a "Violation"): (i) any untrue statement or alleged untrue statement of a material fact contained in any registration statement under which such securities were registered pursuant to this Agreement under the Securities Act or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) any untrue statement or alleged untrue statement of a material fact contained in any preliminary, final or summary prospectus or any amendment or supplement thereto, together with the documents incorporated by reference therein, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, or (iii) any violation by NFP of any federal, state or common law rule or regulation applicable to NFP and relating to action required of or inaction by NFP in connection with any such registration, and NFP will reimburse any such indemnified party for any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such Claim as such expenses are incurred; provided, that NFP shall not be liable to any such indemnified party in any such case to the extent such Claim or expense arises out of or is based upon any Violation which occurs in reliance upon and in conformity with information furnished to NFP or its representatives by or on behalf of such indemnified party stating that such information is for use therein. Such indemnity and reimbursement of expenses shall remain in full force and effect regardless of any investigation made by or on behalf of such indemnified party and shall survive the transfer of such securities by such seller.

     (b) Each holder of Registrable Securities that are included in the securities as to which any registration under Section 3.3 is being effected (and, if NFP requires as a condition to including any Registrable Securities in any registration statement filed in accordance with Section 3.3, any underwriter) shall, severally and not jointly, indemnify and hold harmless (in the same manner and to the same extent as set forth in paragraph (a) of this
Section 3.9), to the extent permitted by law, NFP, its directors, officers, fiduciaries, employees and stockholders (and the directors, officers, fiduciaries, employees and stockholders or general and limited partners thereof) and each Person (including any such Person's directors, officers, fiduciaries, employees and stockholders or general and limited partners), if any, controlling NFP within the meaning of the Securities Act and all other prospective sellers and their directors, officers, fiduciaries, employees and stockholders or general and limited partners and respective controlling Persons (including any such Person's directors, officers, fiduciaries, employees and stockholders or general and limited partners) against any and all Claims and expenses (including reasonable fees and expenses of counsel and any amounts paid in any settlement effected with the consent of the indemnifying party, which consent shall not be unreasonably withheld or delayed) to which each such indemnified party may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such Claims or expenses arise out of or are based upon any Violation which occurs in reliance upon and in conformity with information furnished to NFP or its representatives by or on behalf of such holder or underwriter, if any, stating that such information is for use in connection with any registration statement, preliminary, final or summary prospectus or amendment or supplement or document incorporated by reference into any of the foregoing; provided, however, that the aggregate amount which any such holder, underwriter or qualified independent underwriter shall be required to pay pursuant to this Section 3.9(b) and Sections 3.9(c) and
(e) shall be limited to (x) in the case of any such holder, the amount of the gross proceeds received by such holder upon the sale of the Registrable Securities pursuant to the registration statement giving rise to such claim and
(y) in the case of any such underwriter, the amount of the total sales price of the Registrable Securities sold through or by it pursuant to the registration statement giving rise to such claim. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such indemnified party and shall survive the transfer of such securities by such holder.

     (c) Indemnification similar to that specified in the preceding paragraphs
(a) and (b) of this Section 3.9 (with appropriate modifications) shall be given by NFP and each seller of Registrable Securities (and, if NFP requires as a condition to including any Registrable Securities in any registration statement filed in accordance with Section 3.3, any underwriter) with respect to any required registration or other qualification of securities under any state securities and "blue sky" laws.

(d) Any person entitled to indemnification under this Agreement shall notify promptly the indemnifying party in writing of the commencement of any action or proceeding with respect to which a claim for indemnification may be made pursuant to this Section 3.9, but the failure of any indemnified party to provide such notice shall not relieve the indemnifying party of its obligations under the preceding paragraphs of this Section 3.9, except to the extent the indemnifying party is materially prejudiced thereby and shall not relieve the indemnifying party from any liability which it may have to any indemnified party otherwise than under this Section 3.9. In case any action or proceeding is brought against an indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, unless in the reasonable opinion of outside counsel to the indemnified party a conflict of interest between such indemnified and indemnifying parties may exist in respect of such claim, to assume the defense thereof jointly with any other indemnifying party similarly notified, to the extent that it chooses, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party that it so chooses, the indemnifying party shall not be liable to such indemnified party for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that (i) if the indemnifying party fails to take reasonable steps necessary to defend diligently the action or proceeding within 20 days after receiving notice from such indemnified party that the indemnified party believes it has failed to do so, (ii) if such indemnified party who is a defendant in any action or proceeding which is also brought against the indemnifying party reasonably shall have concluded that there may be one or more legal defenses available to such indemnified party which are not available to the indemnifying party or (iii) if representation of both parties by the same counsel is otherwise inappropriate under applicable standards of professional conduct, then, in any such case, the indemnified party shall have the right to assume or continue its own defense as set forth above (but with no more than one firm of counsel for all indemnified parties in each jurisdiction, except to the extent any indemnified party or parties reasonably shall have concluded that there may be legal defenses available to such party or parties which are not available to the other indemnified parties or to the extent representation of all indemnified parties by the same counsel is otherwise inappropriate under applicable standards of professional conduct) and the indemnifying party shall be liable for any expenses therefor. No indemnifying party shall, without the written consent of the indemnified party, which consent shall not be unreasonably withheld, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (A) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (B) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

     (e) If for any reason the foregoing indemnity is unavailable or is insufficient to hold harmless an indemnified party under Section 3.9(a), (b) or
(c), then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of any Claim in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party on the one hand and the indemnified party on the other from the relevant offering of securities. If, however, the allocation provided in the immediately preceding sentence is not permitted by applicable law, or if the indemnified party failed to give the notice required by subsection (d) above and the indemnifying party is materially prejudiced thereby, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the indemnifying party, on the one hand, and the indemnified party, on the other hand, as well as any other relevant equitable considerations. The relative fault shall be determined by reference to, among other things, whether the Violation relates to information supplied by the indemnifying party or the indemnified party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such Violation. The parties hereto agree that it would not be just and equitable if contributions pursuant to this Section 3.9(e) were to be determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the preceding sentences of this
Section 3.9(e). The amount paid or payable in respect of any Claim shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such Claim. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. Notwithstanding anything in this Section 3.9(e) to the contrary, no indemnifying party (other than NFP) shall be required pursuant to this Section 3.9(e) to contribute any amount in excess of (x) in the case of an indemnifying party that is a holder of Registrable Securities, the gross proceeds received by such indemnifying party from the sale of Registrable Securities in the offering to which the losses, claims, damages or liabilities of the indemnified parties

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

relate, or (y) in the case of an indemnifying party that is an underwriter, the amount of the total sales price of the Registrable Securities sold through or by it in the offering to which the losses, claims, damages or liabilities of the indemnified parties relate, less, in any such case referred to in (x) and (y), the amount of all indemnification and contribution payments made pursuant to Sections 3.9(b) and (c) and this Section 3.9(e), as the case may be, in connection with such offering.

     (f) The indemnity agreements contained herein shall be in addition to any other rights to indemnification or contribution which any indemnified party may have pursuant to law or contract and shall remain operative and in full force and effect regardless of any investigation made or omitted by or on behalf of any indemnified party and shall survive the transfer of the Registrable Securities by any such party.

     Section 3.10 Transfer of Registration Rights

     The registration rights of Stockholders under this Agreement may not be transferred except (i) by law pursuant to a merger or consolidation of such Stockholder and (ii) to any transferee of such Stockholder to which such Stockholder has transferred Registrable Securities in accordance with Section
2.3 (other than pursuant to a transaction under Rule 144 of the Securities Act). No transferee of any Registrable Securities shall have any rights under this
Article III unless such rights are transferred in accordance with this Section 3.10, such Registrable Securities are held subject to all of the terms of this Agreement, and such transferee agrees in writing for the benefit of NFP and the other parties hereto to be bound by and to perform all of the terms and provisions of this Agreement applicable to the transferor; provided, however, that, unless NFP otherwise consents, such transferor shall act as such transferee's agent for all purposes (including notices and pro rata cutbacks) under this Agreement whether or not such transferor continues to hold Registrable Securities.

     Section 3.11 Recapitalizations, Exchanges, etc., Affecting Registrable Securities

     The provisions of this Article shall, to the extent reasonably practicable, apply, to the full extent set forth herein with respect to the Registrable Securities, to any and all securities or capital stock (of NFP or any successor to NFP and/or any other issuer thereof) which may be issued in respect of, in exchange for, or in substitution of such Registrable Securities, by reason of, and shall be appropriately adjusted to reflect, any stock dividend, stock split, reverse stock split, combination, recapitalization, reclassification, merger, consolidation or otherwise. In the event that, upon the occurrence of a transaction contemplated by this Section 3.11, the Stockholders hold securities of more than one entity, the registration rights contemplated hereby will apply to each such entity independently of the others. The adjustments contemplated by this paragraph shall be made cumulative with respect to all such transactions contemplated by this Section 3.11 that occur from time to time. Any issuer of any such securities other than NFP shall be required to assume in writing, to the extent relevant, NFP's obligations with respect to the registration rights granted hereunder or enter into a registration rights agreement substantially similar to this Agreement and giving effect to the allocations and

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

adjustments contemplated by this Section 3.11, in connection with any such transaction pursuant to which the Stockholders shall receive securities of such issuer, as contemplated by this Section 3.11.

                                   ARTICLE I

                                  MISCELLANEOUS

     Section 4.1 Specific Performance

     The parties hereto acknowledge that there would be no adequate remedy at law if any party fails to perform any of its obligations hereunder, and accordingly agree that each party, in addition to any other remedy to which it may be entitled at law or in equity, shall be entitled to compel specific performance of the obligations of any other party under this Agreement in accordance with the terms and conditions of this Agreement. Any remedy under this Section 4.1 is subject to certain equitable defenses and to the discretion of the court before which any proceedings therefor may be brought.

     Section 4.2 Notices

     All notices, statements, instructions or other documents required to be given hereunder shall be in writing and shall be given either personally or by mailing the same in a sealed envelope, first class mail, postage prepaid and either certified or registered, return receipt requested, or by telecopy, addressed to NFP at its principal offices and to the other parties at their addresses reflected on the signature pages hereto. Each party hereto, by written notice given to the other parties hereto in accordance with this Section 4.2, may change the address to which notices, statements, instructions or other documents are to be sent to such party. All notices, statements, instructions and other documents hereunder that are mailed or telecopied shall be deemed to have been given on the date of mailing or, in the case of telecopying, upon confirmation of receipt.

     Section 4.3 Successors and Assigns

     This Agreement shall be binding upon and shall inure to the benefit of the parties, and their respective successors and assigns. If any Stockholder or any Affiliate thereof or any Transferee of any Stockholder shall acquire any shares of Common Stock, in any manner, whether by operation of law or otherwise, such shares shall be held subject to all of the terms of this Agreement and by taking and holding such shares such Person shall be conclusively deemed to have agreed to be bound by and to perform all of the terms and provisions of this Agreement.

     Section 4.4 Recapitalizations and Exchanges Affecting Common Stock

     Subject to Section 3.11, the provisions of this Agreement shall apply, to the full extent set forth herein with respect to Common Stock, to any and all shares of capital stock or equity securities of NFP or any successor or assign of NFP (whether by merger, consolidation, sale of assets or otherwise) which may be issued in respect of, in

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

exchange for, or in substitution of, the Common Stock, or which may be issued by reason of any stock dividend, stock split, reverse stock split, combination, recapitalization, reclassification or otherwise. Subject to Section 3.11, upon the occurrence of any of such events, numbers of shares and amounts hereunder shall be appropriately adjusted.

     Section 4.5 Governing Law

     This Agreement shall be governed and construed and enforced in accordance with the laws of the State of Delaware, without regard to the principles of conflicts of law thereof.

     Section 4.6 Descriptive Headings, Etc.

     The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning of terms contained herein. Unless the context of this Agreement otherwise requires, references to "hereof," "herein," "hereby," "hereunder" and similar terms shall refer to this entire Agreement.

     Section 4.7 Amendment; Waiver; Bylaws

     This Agreement may not be amended or supplemented except by an instrument in writing signed by NFP, by Apollo and by Stockholders holding a majority of the then outstanding shares of Common Stock held by all Stockholders; provided that any amendment, supplement or modification of this Agreement which adversely affects the rights and obligations of any Stockholder (an "Affected Holder") differently than those of any other Stockholder shall also require the approval of such Affected Holder. The foregoing notwithstanding, NFP, without the consent of any other party hereto, may amend the signature pages hereto, in order to add any party that becomes a holder of Common Stock or securities convertible into or exercisable for Common Stock.

     Section 4.8 Severability

     If any term or provision of this Agreement shall to any extent be invalid or unenforceable, the remainder of this Agreement shall not be affected thereby, and each term and provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law. Upon the determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties shall negotiate in good faith to modify this Agreement so as to effect their original intent as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the extent possible.

     Section 4.9 Further Assurances

     The parties hereto shall from time to time execute and deliver all such further documents and do all acts and things as the other party may reasonably require to effectively carry out or better evidence or perfect the full intent and meaning of this Agreement, including, without limitation, to the extent necessary or appropriate, using all reasonable efforts to cause the amendment of the Certificate of Incorporation or the

ByLaws of NFP in order to provide for the enforcement of this Agreement in accordance with its terms.

     Section 4.10 Complete Agreement; Counterparts

     This Agreement constitutes the entire agreement and supersedes all other agreements and understandings, both written and oral, among the parties or any of them, with respect to the subject matter hereof. This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

     Section 4.11 Third Party Beneficiaries

     Each lead managing underwriter of an offering of securities of NFP (whether by NFP or any other person) shall be a third party beneficiary to the agreements made hereunder by each Stockholder under Section 3.7 and shall have the right to enforce such agreements directly to the extent any such underwriter deems such enforcement necessary or advisable to protect its rights hereunder. Except as expressly provided in the preceding sentence, the provisions of this Agreement shall be only for the benefit of the parties to this Agreement, and no other Person shall have any third party beneficiary or other right hereunder.

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

     IN WITNESS WHEREOF, the parties hereto have caused this instrument to be duly executed on the date first written above.

                                      NATIONAL FINANCIAL PARTNERS CORP.


                                      By:_______________________________________
                                           Name:
                                           Title:

                                      Address:

                                      APOLLO INVESTMENT FUND IV, L.P.
                                      By: Apollo Management, L.P.

                                      By:_______________________________________
                                           Name:
                                           Title:

                                      Address:
                                      Attn:

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